UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 27, 2012

Compressco Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (405) 677-0221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 27, 2012, the Board of Directors (the “Board”) of Compressco Partners GP Inc. (the “General Partner”), the general partner of Compressco Partners, L.P. (the “Partnership”), and the Management and Compensation Committee of TETRA Technologies, Inc. (the “MC Committee”) granted awards of phantom units and performance phantom units under the Compressco Partners, L.P. 2011 Long Term Incentive Plan (the “2011 Plan”) to various employees, officers and non-employee directors. The following table sets forth the number of phantom units and performance phantom units awarded to each of the following executive officers of the General Partner listed as a named executive officer in the Summary Compensation Table included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as to James P. Rounsavall, the General Partner’s Chief Financial Officer, who is expected to be listed as a named executive officer in the Annual Report on Form 10-K for the year ended December 31, 2012.

Name and Position	Number of Phantom Units	Maximum Number of Performance Phantom Units
Ronald J. Foster President	7,920	5,250
James P. Rounsavall Chief Financial Officer	3,696	2,450
Kevin Book Vice President of International Operations	3,696	2,450
Larry W. Brickman Vice President of Field Services	3,696	2,450

The phantom units were granted in tandem with dividend equivalent rights (“DERs”) and the phantom units are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the date of grant, subject to the grantee’s continued employment through the vesting date and such other terms as set forth in the applicable award agreement. Each phantom unit represents the equivalent of one common unit of the Partnership. Settlement of the phantom units and DERs will be made in common units of the Partnership.

The performance phantom units were granted in tandem with DERs, and the number of phantom units and DERs that may be earned is based upon the Partnership’s Distributable Cash Flow (as herein defined) for the performance period of January 1, 2012 through December 31, 2012, subject to the grantee’s continued employment through the date of settlement and such other terms as set forth in the applicable award agreement. Each performance phantom unit represents the equivalent of one common unit of the Partnership. The number of performance phantom units shown above represents the maximum number, or 100%, of the performance phantom units that may be earned by each of the respective individuals and the actual number of performance phantom units earned may range from zero to increments of 25%, 50%, 75% or 100% of such amount. Settlement of the performance phantom units and DERs will be made in common units of the Partnership.

The performance measure for the performance phantom unit awards is Distributable Cash Flow per limited partner unit for the fiscal year ending December 31, 2012. Distributable Cash Flow is defined as the Partnership’s earnings before interest, taxes, and depreciation and amortization for 2012 plus (i) the non-cash cost of compressors sold, and (ii) non-cash equity compensation expenses, minus (i) interest expense, (ii) income tax expense and withholding, and (iii) maintenance capital expenditures.

The Board also granted awards of phantom units under the 2011 Plan to each of the non-employee directors of the General Partner. The values of the awards approved by the Board are set forth below, with the number of phantom units awarded based upon the fair market value of the Partnership’s common units. The phantom units were granted in tandem with DERs and are scheduled to vest in one-third increments on the date of grant, January 4, 2013 and May 27, 2013. Each phantom unit represents the equivalent of one common unit of the Partnership. Settlement of the phantom units and DERs will be made in common units of the Partnership.

Name	Value of Awards	Number of Phantom Units Awarded
D. Frank Harrison	$65,000	4,884
Geoffrey M. Hertel	$60,000	4,508
James R. Larson	$70,000	5,260
William D. Sullivan	$60,000	4,508

In addition, the Board approved:

(i)           the form of the Phantom Unit Agreement that will govern the terms and conditions of the phantom unit awards made to the executive officers and other employees;

(ii)           the form of the Non-Employee Director Phantom Unit Agreement that will govern the terms and conditions of the phantom unit awards made to the General Partners’ non-employee directors; and

(iii)           the form of the Performance Phantom Unit Agreement that will govern the terms and conditions of the performance phantom unit awards made to the executive officers and other employees.

The forms of such award agreements are attached hereto as Exhibits 99.1, 99.2 and 99.3.  The foregoing descriptions of the awards under the 2011 Plan are not complete and are qualified by reference to the forms of the agreements, which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Phantom Unit Agreement
99.2	Non-Employee Director Phantom Unit Agreement
99.3	Performance Phantom Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.
By:	Compressco Partners GP Inc., its general partner
By:	/s/Ronald J. Foster
Ronald J. Foster
President
Date: June 1, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Phantom Unit Agreement
99.2	Non-Employee Director Phantom Unit Agreement
99.3	Performance Phantom Unit Agreement